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                                                                    EXHIBIT 10.2


                         OPERATING MANAGEMENT AGREEMENT

        This Agreement is made and shall be deemed effective as of August 23, 1994, by and between NORTHLAND CABLE TELEVISION, INC., a Washington corporation ("NCTV") and NORTHLAND TELECOMMUNICATIONS CORPORATION, a Washington corporation ("NTC").

        WHEREAS, NCTV owns and operates the cable television systems described in Exhibit A attached hereto and incorporated herein by reference, which Exhibit may be amended from time to time (collectively, the "Systems"); and

        WHEREAS, NTC is the corporate parent of NCTV, as well as the corporate parent of other entities affiliated with NCTV, and has significant experience in the operation of cable television systems; and

        WHEREAS, NCTV desires to engage the services of a managing agent to supervise the affairs and operations of the Systems, and to share an office site to conduct the administration of the Systems; and

        WHEREAS, NTC is capable and willing to serve as such managing agent;

        NOW, THEREFORE, in consideration of the agreements and covenants of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree and covenant as follows:

        1. Managing Agent. NCTV hereby engages NTC, and NTC hereby agrees to serve as the managing agent for NCTV in connection with the overall affairs and operations of the Systems.

        2. Term. NTC shall serve as said managing agent until such time as either party shall terminate this Agreement upon thirty days' (30) written notice to the other party.

        3. Duties. As managing agent, NTC shall perform (in accordance with the policies and procedures established from time to time by its wholly-owned subsidiary, Northland Communications Corporation) the following for NCTV in connection with its ownership of the Systems:

           A. Supervise the affairs, management and operations of the Systems.

           B. Supervise the accounting and other financial books and records of NCTV.

           C. Select, employ, instruct, and generally supervise all employees who work on the Systems.


Operating Management Agreement                                            Page 1
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            D.    Oversee the fulfillment of various contractual obligations undertaken by NCTV in connection with its ownership of the Systems.

      4. Other management services and activities. NCTV acknowledges that NTC may provide management services to other cable systems and to provide a variety of services to other companies as well as with respect to its own activities. The parties hereby agree that all such services and activities, and income derived therefrom, are permitted under this Agreement, provided the same shall not unreasonably interfere with the performance of services rendered to NCTV.

      5. Direct costs. Wherever possible NCTV is to pay all direct costs for the operation of the Systems. Separate purchase orders are to be used for the Systems and all operating equipment and materials to be used by the Systems will be kept as physically segregated as reasonably possible from NTC's operating equipment and materials. The following list represents those types of costs that generally are to be paid directly by NCTV:

        System maintenance; Travel expenses; Drop materials; Dues and subscriptions; Pole and site rental; Marketing expenses; Lease payments; Sales commissions; Copyright fees; Legal expenses; Franchise fees; Billing expense - postage; Accounting services; Audit and tax fees; Collection expenses; Insurance; Governmental fees and licenses; Headquarters supplies and expenses; Satellite expense; Bank and service charges; Pay television expense; Property taxes; Program guides; Equipment usage charge (vehicles and other equipment); Office usage charge (billing equipment and office rent); Systems utilities; Operating salaries and benefits; Vehicle operating expenses; Administrative salaries and benefits; Billing expense - processing; Direct office postage; Office supplies; Telephone; Copying/printing; and Office maintenance.

      6. Management fees and payment terms. For its performance of the management duties hereunder, NTC shall be entitled to receive from NCTV a fee equal to 5% of NCTV's gross revenues (the "Management Fee"). NCTV shall pay NTC the Management Fee in cash for the first two months of any fiscal quarter (and in September 1994 only). Payment of the Management Fee shall be deferred for the third month of any fiscal quarter (except for September 1994) until NCTV has delivered to its lenders quarterly financial statements for such fiscal quarter and has made such adjustments as necessary to reflect differences between actual and estimated gross revenues for prior months in accordance with the actual gross revenues set forth in such quarterly financial statements. The Management Fee may



Operating Management Agreement                                            Page 2


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be calculated based on estimated revenues as determined by NCTV in good faith.
Any differences between estimated and actual revenues shall be reflected as an adjustment to the Management Fee paid for the third month of any quarter. No Management Fee shall be payable to NTC if, before or after giving effect thereto, NCTV has defaulted on, or has committed an unmatured default of, its credit agreement with its lenders. Any such Management Fee which may not be paid shall be deferred; the Management Fee so deferred shall be paid only as may be permitted under NCTV's credit agreement with its lenders.

      7. Bank accounts. NCTV will maintain separate Managers' Accounts and separate depository accounts.

      8. Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

      9. Miscellaneous. This Agreement contains the entire agreement between the parties and no modification, extension, termination, or waiver of this Agreement or any of the provisions hereof shall be binding upon the parties hereto unless made in writing and signed by the parties hereto. The captions hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

      IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date first written above.



"NTC"                                 NORTHLAND TELECOMMUNICATIONS CORPORATION


                                      By /s/ JAMES A. PENNEY
                                         ----------------------------------


                                        Its   Vice President
                                           --------------------------------

"NCTV"                                NORTHLAND CABLE TELEVISION, INC.


                                      By /s/ JAMES A. PENNEY
                                         ----------------------------------


                                        Its   Vice President
                                           --------------------------------


Operating Management Agreement                                            Page 3

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                              REPLACEMENT EXHIBIT A

      This is Replacement Exhibit A to that certain Operating Management Agreement dated as of August 23, 1994 by and between Northland Cable Television, Inc. and Northland Telecommunications Corporation.

                             OWNED CABLE TELEVISION SYSTEMS

                                   CALIFORNIA

o The Oakhurst cable television system serves Oakhurst, Ahwanee, Bass lake and Cedar Valley.

o     The Coarsegold cable television system serves Coarsegold.

o The Fish Camp cable television system serves Fish Camp and nearby unincorporated Madera County.

o     The Mariposa cable television system serves Mariposa.

o The Lush Meadows cable television system serves Lush Meadows and nearby unincorporated Mariposa County.

o The Yreka cable television system serves Yreka, Montague and nearby unincorporated Siskiyou County.

                                     GEORGIA

o The Statesboro cable television system serves Statesboro, Brooklet and nearby unincorporated Bulloch County.

                                     OREGON

o The Woodburn cable television system serves Woodburn, Hubbard, Gervais and nearby unincorporated Marion County.

                                 SOUTH CAROLINA

o The Liberty cable television system serves Liberty, Pickens, Norris, Six Mile and nearby unincorporated Pickens County.

o The Seneca cable television system serves Seneca, Clemson, Central, Pendleton, Walhalla, Westminster, West Union and nearby unincorporated counties of Pickens, Anderson and Oconee.

o The "Five Points" cable television system serves unincorporated Oconee County near Westminster.

                                      TEXAS

o     The Crockett cable television system serves Crockett.

o The Madisonville cable television system serves Madisonville and nearby unincorporated Madison County.

o The Waterwood cable television system serves unincorporated San Jacinto County known as Waterwood.

o     The Stephenville cable television system serves Stephenville.

o     The Dublin cable television system serves Dublin.

o     The Hico cable television system serves Hico.

o The Marble Falls cable television system serves Marble Falls, Meadowlakes, Horseshoe Bay (Burnet County and Llano County), Cottonwood Shores and Oak Ridge Estates.

o     The Burnet cable television system serves Burnet.

o The Kingsland cable television system serves Kingsland, Granite Shoals, Lake L. B. Johnson (Burnet County and LIano County), Sunrise Beach and Highland Haven.

o     The Llano cable television system serves Llano.


Replacement Exhibit A
Page 4

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o     The West Lake Buchanan cable television system serves West Lake Buchanan and Inks Lake (Llano County and Burnet County).

o The Mexia cable television system serves Mexia, Lake Mexia, Tehuacana and Groesbeck.

o     The Coolidge cable television system serves Coolidge.

o     The Fairfield cable television system serves Fairfield and Teague.

o     The Wortham cable television system serves Wortham.

o     The Jewett cable television system serves Jewett.

o     The Buffalo system serves Buffalo.

o     The Marlin system serves Marlin.

o     The Navasota cable television system serves Navasota.

                                   WASHINGTON

o The Bainbridge Island cable television system serves Bainbridge Island, Suquamish, Indianola and Sandy Hook.

o The Moses Lake cable television system serves Moses Lake and nearby unincorporated Grant County.

o The Ephrata cable television system serves Ephrata, Soap Lake and nearby unincorporated Grant County.

o The Othello cable television system serves Othello and nearby unincorporated Adams County.

o The Port Angeles cable television system serves Port Angeles and nearby unincorporated Clallam County.



Replacement Exhibit A
Page 5